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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
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☒	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Coldwater Creek Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COLDWATER CREEK INC.
One Coldwater Creek Drive
Sandpoint, Idaho 83864

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2005

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of COLDWATER CREEK INC. (the "Company""), a Delaware corporation, which will be held at the Company's corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864, at 9:30 a.m. Pacific Daylight Savings Time on June 11, 2005 for the following purposes:

  1.
  To elect two Class I directors to the Company's Board of Directors (the "Board");

  2.
  To consider and vote upon a proposal to approve an amendment and restatement of the Company's 1996 Stock Option/Stock Issuance Plan;

  3.
  To consider and vote upon a proposal to approve the material terms of the performance criteria for executive incentive compensation;

  4.
  To consider and vote upon a proposal to ratify the selection of KPMG LLP as independent registered public accountants for the Company for the fiscal year ending January 28, 2006; and

  5.
  To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These matters are more fully described in the Proxy Statement accompanying this Notice.

        The Board has fixed the close of business on April 20, 2005 as the record date for determining those stockholders who will be entitled to vote at the meeting.

        Representation of at least a majority of the shares of Common Stock of the Company entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

        Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

Very truly yours,
Dennis C. Pence Chairman of the Board of Directors, Chief Executive Officer and Secretary
Sandpoint, Idaho May 9, 2005

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning the Proxy

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
COLDWATER CREEK INC.
To Be Held June 11, 2005

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors ("Board") of COLDWATER CREEK INC. ("Coldwater Creek" or the "Company") of proxies to be voted at the 2005 Annual Meeting of Stockholders ("Annual Meeting") which will be held at 9:30 a.m. Pacific Daylight Savings Time on June 11, 2005 at the Company's corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). This Proxy Statement and the proxy card were first mailed to stockholders on or about May 9, 2005.

VOTING RIGHTS AND SOLICITATION

        The close of business on April 20, 2005 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, 60,779,371 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. All of the shares of the Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held on the matters to be voted upon.

        Common Stock represented by proxies in the accompanying form which are properly executed and returned to Coldwater Creek will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, Common Stock represented by such proxies will be voted:

  1.
  FOR the election of the directors as described herein under "Proposal 1—Election of Directors";

  2.
  FOR the approval of an amendment and restatement of the Company's 1996 Stock Option/Stock Issuance Plan as described herein under "Proposal 2—Amendment and Restatement of the 1996 Stock Option/Stock Issuance Plan";

  3.
  FOR the approval of the material terms of the performance criteria for executive incentive compensation under "Proposal 3—Approval of the Material Terms of the Performance Criteria for Executive Incentive Compensation"; and

  4.
  FOR ratification of the selection of KPMG LLP as the Company's registered independent accountants as described herein under "Proposal 4—Ratification of Selection of Independent Registered Public Accountants."

        Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and accompanying Notice. If any other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

        Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive office at One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person.

        Approval of Proposals 2, 3 and 4—shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions are counted in tabulations of the votes cast on Proposals 2, 3 and 4 and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether these proposals have been approved. The election of the Class I directors shall be determined by a plurality of the votes cast.

        Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        The entire cost of soliciting proxies will be borne by Coldwater Creek. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or special letter by officers and other employees of Coldwater Creek for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Common Stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

        Each member of the Board is assigned to one of three classes, with one class elected at each successive Annual Meeting to hold office for a three-year term and until successors of such class have been qualified and elected. Currently, the Board consists of eight directors, six of whom are independent under the requirements of the Nasdaq Stock Market. The term of the Class I directors will expire at this Annual Meeting. The current Class I nominees to the Board, whose terms will expire at the 2008 annual stockholders' meeting, are set forth below.

        The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. Proxies may not be voted for a greater number of persons than the number of nominees named below. In the event that any other director is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominee listed below. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

        The Board recommends that stockholders vote FOR the nominees listed below:

Name	Principal Occupation	Director Since	Age
Curt Hecker	President and Chief Executive Officer, Intermountain Community Bancorp	1995	44
Georgia Shonk-Simmons	President and Chief Merchandising Officer of Coldwater Creek Inc.	2001	53

        Curt Hecker has served as a Director, as well as a member of the Board's Audit Committee, since August 1995, as a member of the Board's Executive Committee since July 2001, as Chairman of the Board's Nominating Committee since June 2004 and as a member of that committee since April 2004.

Mr. Hecker also served as Chairman of the Board's Compensation Committee from July 2001 to June 2004. Since October 1997, Mr. Hecker has served as President, Chief Executive Officer and a Board member of publicly held Intermountain Community Bancorp as well as Chief Executive Officer and a Board member of Panhandle State Bank, Intermountain Community Bancorp's wholly-owned subsidiary. From August 1995 to October 2001, Mr. Hecker also served as President of Panhandle State Bank. Prior to joining Panhandle State Bank, Mr. Hecker held various management positions with West One Bank.

        Georgia Shonk-Simmons has served as a Director, as well as the Company's President, since January 1, 2001. Since September 26, 2002, Ms. Shonk-Simmons has served as the Company's Chief Merchandising Officer. From January 1, 2001 to September 25, 2002, Ms. Shonk-Simmons served as the Company's Chief Executive Officer. From April 1999 to December 2000, Ms. Shonk-Simmons served as President of the Company's Catalog & Retail Sales Division. Ms. Shonk-Simmons joined the Company as Chief Merchant and Vice President of Merchandising in June 1998. From 1994 to 1998, Ms. Shonk-Simmons was Executive Vice President of the Newport News Catalog Division of Spiegel, Inc., a publicly held international retailer. Prior to that, from 1981 to 1994, Ms. Shonk-Simmons held a number of other positions of increasing responsibility with Spiegel, including Vice President of Merchandising for Spiegel Catalog beginning in 1991. Prior to joining Spiegel, Ms. Shonk-Simmons held various buyer positions with Lytton's, Carson Pirie Scott and Hahne's.

Directors Not Standing for Election

        Directors who are not standing for election at this year's Annual Meeting are set forth below.

Name	Principal Occupation	Director Since	Class and Year in Which Term Will Expire	Age
Dennis C. Pence	Chairman of the Board of Directors, Chief Executive Officer and Secretary of Coldwater Creek Inc.	1988	Class III 2006	55
Robert H. McCall	President, McCall and Landwehr, P.A.	1994	Class III 2006	59
Warren R. Hashagen	Private Investor and Retired Retail Executive	2003	Class III 2006	54
James R. Alexander	Direct Marketing Catalog Consultant	2000 (Previously 1994 - 1998)	Class II 2007	62
Jerry Gramaglia	Entrepreneur-in-Residence for Arrowpath Venture Capital	2004	Class II 2007	49
Kay Isaacson-Leibowitz	Executive Vice President of Beauty Niches for Victoria's Secret Stores	2005	Class II 2007	58

        Dennis C. Pence co-founded Coldwater Creek in 1984 and has served as a Director since the Company's incorporation in 1988, serving as the Board's Chairman since July 1999 and as its Vice-Chairman prior to that. Since September 26, 2002 as well as from 1984 through December 2000, Mr. Pence has served as the Company's Chief Executive Officer. From June 4, 2002 to September 25, 2002, he provided his executive management services to the Company. From January 5, 2002 to June 3, 2002, Mr. Pence served as the Company's Interim Chief Financial Officer and Treasurer; he was

semi-retired prior to that through all of 2001. Mr. Pence has also served as Chairman of the Board's Executive Committee since its formation on May 20, 2000 and, as Secretary since July 1998. From 1984 through 2000, Mr. Pence also served as the Company's President. From April 1999 to December 2000, he was also the President of the Company's Internet Commerce Division. Prior to co-founding Coldwater Creek, Mr. Pence was employed by Sony Corp. of America, a publicly held manufacturer of audio, video, communication, and information technology products, from 1975 to 1983, where his final position was National Marketing Manager—Consumer Video Products. Mr. Pence also serves as a Board member of publicly-held Intermountain Community Bancorp, and its wholly-owned subsidiary, Panhandle State Bank.

        Robert H. McCall, a Certified Public Accountant, has served as a Director since 1994, as Chairman of the Board's Audit Committee since February 1995 and as a member of the Board's Nominating Committee since April 2004. Mr. McCall has also served as a member of the Board's Executive Committee since its formation in May 2000. From February 1995 to July 2000, Mr. McCall also served as a member of the Board's Compensation Committee. Since 1981, Mr. McCall has been President of McCall & Landwehr, P.A., an accounting firm based in Hayden Lake, Idaho.

        Warren R. Hashagen has served as a Director since September 2003, as a member of the Board's Audit Committee since March 2004 and as a member of the Board's Nominating Committee since April 2004. Mr. Hashagen has also served on the Compensation Committee since June 2004. Prior to his retirement in 2001, Mr. Hashagen was Senior Vice President, International of Gap Inc., a position he held since 1999, and was Senior Vice President, Finance and Chief Financial Officer of Gap Inc. between 1995 and 1999. He held various other finance and accounting positions at Gap Inc. from 1982 to 1995, including Senior Vice President, Finance between 1992 and 1995.

        James R. Alexander has served as a Director since March 2000, as well as a member of the Board's Audit Committee since July 2000, as a member of the Board's Compensation Committee since November 2002 and as its Chairman since June 2004. Mr. Alexander has also served as Chairman of the Board's Nominating Committee from April 2004 to June 2004 and as a member of that committee since April 2004. From July 2000 to July 2001, Mr. Alexander also served as a member of the Board's Compensation Committee. Mr. Alexander had previously served as a Director, as well as Chairman of the Board's Compensation Committee, from 1994 to 1998 before declining to stand for re-election due to other professional obligations. Mr. Alexander has been an independent catalog consultant for over 25 years, serving a variety of mail order retailers of apparel, gifts and home decor. Mr. Alexander is President of Alexander & Co., LLC.

        Jerry Gramaglia has served as a Director, as well as a member of the Board's Compensation Committee and as a member of the Board's Nominating Committee since June 2004. Since May 2002, Mr. Gramaglia has served as Entrepreneur-in-Residence for Arrowpath Venture Capital. From June 1998 to May 2002, Mr. Gramaglia served as Chief Marketing Officer and subsequently as President and Chief Operations Officer for E*TRADE Group Inc., a leading provider of electronic financial services. Mr. Gramaglia began his career at Procter & Gamble and subsequently held marketing and general management positions for Nestle, PepsiCo, Imasco and Sprint.

        Kay Isaacson-Leibowitz has served as a Director since February 2005. Since July 2003, Mrs. Isaacson-Leibowitz has served as Executive Vice President of Beauty Niches for Victoria's Secret Stores. From 1995 to 2003 Mrs. Isaacson-Leibowitz served as Executive Vice President of Merchandising for Victoria's Secret Stores. From 1994 to 1995 Mrs. Isaacson-Leibowitz served as acting President and Senior Vice President of Merchandising for Banana Republic.

BOARD MEETINGS AND COMMITTEES

        The Company's Board held a total of seven meetings during fiscal 2004. Each current director attended at least 75% of the total number of Board meetings with the exception of Georgia Shonk-Simmons who attended five of the meetings during fiscal 2004. Ann Pence retired from her position as a director of the Company effective August 23, 2004 and did not attend any meetings during fiscal 2004. In addition, executive sessions of the independent directors without management present were held regularly throughout fiscal 2004 to discuss relevant subjects.

        It is the Company's policy that all directors attend the Company's Annual Meeting of Stockholders, except directors whose terms are expiring at that Annual Meeting and who are not standing for re-election. All continuing directors attended the 2004 Annual Meeting of Stockholders, and it is anticipated that all directors will attend the 2005 Annual Meeting of Stockholders.

        The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee held three meetings during fiscal 2004. Each member attended 100% of the meetings, with the exception of Dennis Pence who was unable to attend one of the meetings. The Audit Committee held eight meetings during fiscal 2004 for which there was 100% attendance by its members, with the exception of James R. Alexander who was unable to attend one meeting and Michelle Collins, who attended all but one meeting before her term expired on June 12, 2004. The Compensation Committee held ten meetings during fiscal 2004 for which there was 100% attendance by its members. Effective June 12, 2004, Curt Hecker and Micelle Collins were no longer members of the Board's Compensation Committee. Curt Hecker and Michelle Collins attended all Compensation Committee Meetings through June 12, 2004. The Nominating Committee held six meetings during fiscal 2004 for which there was 100% attendance by its members, with the exception of Robert McCall who was unable to attend one of the meetings.

        Executive Committee.    The Executive Committee is empowered to act in general for the entire Board in intervals between meetings of the Board with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary and all actions by the Executive Committee are reported to the Board. The actions taken by the Executive Committee are binding and do not require ratification by the Board to be legally effective. The Executive Committee currently consists of Curt Hecker, Robert H. McCall and Dennis C. Pence (Chairman).

        Audit Committee.    The Audit Committee's primary responsibilities include the evaluation, appointment and oversight of the independent registered public accountants, the approval of all audit fees and all other compensation to be paid to the independent registered public accountants and of any non-audit services performed by the independent registered public accountants, the evaluation of the independence of the independent registered public accountants, the review and approval of the scope of audit activities performed by the independent registered public accountants, the review of accounting practices and internal controls and the review of audit results. The Audit Committee currently consists of James R. Alexander, Warren R. Hashagen, Curt Hecker and Robert H. McCall (Chairman) and until June 12, 2004, included Michelle Collins, all of whom the Board has determined meet the independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board has determined that Robert H. McCall and Warren R. Hashagen each qualify as an "audit committee financial expert" within the meaning of the applicable rules of the Securties and Exchange Commission.

        Compensation Committee.    The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer and reviewing and establishing the compensation structure for the Company's executive officers, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company's Employee Stock Purchase Plan and 1996 Stock Option/Stock Issuance Plan. The Compensation Committee currently consists of James R. Alexander (Chairman), Jerry Gramaglia and Warren R. Hashagen and until June 12, 2004 consisted of James R. Alexander, Michelle Collins and Curt Hecker, all of whom the Board has determined meet the independence requirements of the Nasdaq Stock Market.

        Nominating Committee.    The principal functions of the Nominating Committee are to identify and evaluate individuals qualified to become Board members, recommend to the Board candidates for election or re-election to, or removal from, the Board, consider and make recommendations to the Board concerning the size and composition of the Board, consider from time to time the Board committee structure and makeup, and recommend to the Board retirement policies and procedures affecting Board members. The Nominating Committee consists of James R. Alexander, Jerry Gramaglia, Warren R. Hashagen, Curt Hecker (Chairman) and Robert H. McCall, all of whom the Board has determined meet the independence requirements of the Nasdaq Stock Market. The Nominating Committee considers Board candidates identified by its members, by other Board members or management, by stockholders and by other external sources, as described below.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Stockholder proposals intended to be considered for inclusion in next year's proxy statement for the 2006 Annual Meeting of Stockholders must be received by Coldwater Creek no later than January 6, 2006. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the United States Securities and Exchange Commission and the procedures set forth in the Company's bylaws. For proposals not intended to be submitted for inclusion in next year's proxy statement, but sought to be presented at the next Annual Meeting, the Company's bylaws provide that stockholder proposals, including director nominations, must be received by the Company not later than the close of the 60th day nor earlier than the close of the 90th day prior to the first anniversary of the prior year's annual meeting. The Company has additional requirements for stockholder nominations to the Board, as described below. In addition, proxies to be solicited by the Board for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 22, 2006. All stockholder proposals must be in writing and mailed to the Company's principal executive offices, One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary.

        Stockholder Nominations for Director.    Stockholders may recommend candidates for nomination to the Board for consideration by the Nominating Committee by submitting in writing the names and required supporting information described below to the Company's principal executive offices, One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary.

        Such recommendation must include the following information:

  •
  information regarding the stockholder making the proposal, including name, address, and number of shares of Coldwater Creek stock beneficially owned by such person;

  •
  a representation that the stockholder or the stockholder's nominee is entitled to vote at the meeting at which directors will be elected, and that the stockholder or the stockholder's designee intends to cast its vote for the election of the director, if nominated;

  •
  the name and business address and residence of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the Security and Exchange Commission's proxy rules, including, but not limited to:

  •
  a copy of the nominee's resumé

    •
    biographical information for the last five years, including directorships and principal occupation or employment of such person

    •
    date of birth

    •
    a list of references

    •
    a description of any relationship, arrangement or understanding between the stockholder and the nominee and any other person (including names) pursuant to which the nomination is being made

    •
    a description of any direct or indirect relationship, arrangement or understanding between the stockholder or the nominee and the Company

    •
    the consent of each such nominee to be named in the proxy statement and to serve as a director if elected

        Following verification of this information, the Nominating Committee makes an initial analysis of the qualifications of the candidate pursuant to the director qualification criteria for director nominations described below. The Nominating Committee screens and evaluates potential candidates in the same manner regardless of the source of the recommendation.

        Qualification Criteria for Director Nominations.    The Nominating Committee identifies, evaluates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Potential candidates will be identified from a number of sources, including current Board members, employees, stockholders and other interested parties, as appropriate. The Nominating Committee is not required to nominate candidates who are recommended by stockholders, employees or other interested parties. Candidates nominated for election or re-election to the Board should possess the following qualifications:

  •
  The highest professional and personal ethics and values, consistent with the image and reputation of the Company.

  •
  High-level leadership experience in business and administrative functions with an ability to understand business problems and evaluate and formulate solutions.

  •
  Industry-related and other special expertise and skills that are relevant to the Company and complementary to the background and experience of other Board members.

  •
  Ability to devote the time necessary to carrying out the duties and responsibilities of Board membership.

  •
  Willingness to be an active, objective and constructive participant at meetings of the Board and its Committees.

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  Commitment to serve on the Board over a period of several years to develop knowledge about the Company's business.

  •
  Commitment to enhancing stockholder value and representing the best interests of all stockholders and to objectively evaluate management performance.

  •
  The majority of directors on the Board should be "independent," not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

DIRECTOR REMUNERATION

        During fiscal 2004, each non-employee director received an annual retainer fee of $32,000 as well as a $2,000 fee for each Board meeting attended that exceeded one hour in duration and $500 for each meeting that did not exceed one hour in duration. The Audit Committee Chairman received an additional annual retainer of $18,000 and the Compensation Committee and the Nominating Committee Chairmans each received an additional annual retainer of $8,000. Each non-employee director who served as a committee member received an additional annual retainer of $2,000 as well as a $2,000 fee for each committee meeting attended. Directors were also reimbursed for certain expenses incurred attending Board or committee meetings.

        Under the Automatic Option Grant Program of the 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"), each individual who first becomes a non-employee director, whether through election by the Company's stockholders or appointment by the Board, is automatically granted, at the time of such initial election or appointment, provided such individual has not previously been in the employ of the Company or any of its subsidiary corporations, a non-statutory option to purchase 30,096 shares of Common Stock. On the date of each Annual Stockholders Meeting each individual who is to continue to serve as a non-employee director is automatically granted, provided such individual has served as a non-employee director for at least six months, a non-statutory option to purchase 7,500 shares of the Common Stock. Additionally, on the date of each Annual Stockholders Meeting each individual who is to continue to serve as an Audit Committee Chairman, Compensation Committee Chairman and/or a Nominating Committee Chairman whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders Meeting, is automatically granted, provided such individual has served as a non-employee director for at least six months, a non-statutory option to purchase 7,500, 3,750 and 3,750 shares of the Common Stock, respectively. There is no limit on the number of shares for which any one non-employee director may be granted options over his or her period of Board service.

        Each option granted under the Automatic Option Grant Program has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. Each option granted under the Automatic Option Grant Program is immediately exercisable for all the shares subject to the option. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 30,096-share automatic option grant vest in a series of three successive equal annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. The shares subject to each annual grant vest upon the optionee's completion of one year of Board service measured from the grant date. The shares subject to each initial and annual option grant immediately vest in full upon a change in control or upon the optionee's death or disability while serving as a director. Should the optionee cease to serve as a director, the optionee will generally have until the earlier of (a) the two year period following such cessation of service or (b) the expiration date of the option term in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service.

        On March 25, 2005, the Board approved, subject to stockholder approval, amendments to the 1996 Plan which, among other things, terminate the Automatic Option Grant Program. As described below under "Proposal 2 Amendment and Restatement of the 1996 Stock Option/Stock Issuance Plan", the Company intends to make grants to non-employee directors by Board resolution rather than automatically under the 1996 Plan.

        On June 12, 2004, the date of the Company's 2004 Annual Stockholders Meeting, the non-employee directors, James R. Alexander, Jerry Gramaglia, Warren R. Hashagen, Curt Hecker and Robert H. McCall, were granted options to purchase 16,875 shares, 45,144 shares, 11,250 shares, 16,875 shares and 22,500 shares, respectively, of Common Stock at an exercise price of $12.41 per share pursuant to the Automatic Option Grant Program of the Plan. The share amounts and exercise prices discussed here have been adjusted to reflect the two stock dividends declared by the Board of Directors on June 12, 2004 and February 12, 2005.

        During fiscal 2004, the Company paid $7,207 on behalf of each James R. Alexander and Robert H. McCall for medical insurance premiums. Additionally, the Company paid $2,625 on behalf of each James R. Alexander, Warren R. Hashagen, Curt Hecker and Robert H. McCall for life insurance premiums.

CORPORATE GOVERNANCE

Codes of Conduct

        The Company has adopted a Code of Ethics for its principal executive officer, its principal financial officer and its principal accounting officer. A copy of this Code of Ethics is available on the Investor Relations portion of the Company's website at http://www.coldwatercreek.com. Any future amendments to this Code of Ethics, and any waiver of this Code of Ethics that applies to the Company's principal executive officer, principal financial officer or principal accounting officer, will also be posted on http://www.coldwatercreek.com.

        The Company has adopted a Code of Business Conduct and Ethics for the members of its Board of Directors. A copy of this Code of Business Conduct and Ethics is available on the Investor Relations portion of the Company's website at http://www.coldwatercreek.com. Any future amendments to or waivers of this Code of Business Conduct and Ethics will also be posted on http://www.coldwatercreek.com.

        The Company's Code of Business Conduct applicable to all its employees is also available on the Investor Relations portion of the Company's website at http://www.coldwatercreek.com. Any future amendments to this Code of Business Conduct will also be posted on http://www.coldwatercreek.com.

Board Committee Charters

        The Charters of the Audit Committee, the Executive Committee, the Compensation Committee and the Nominating Committee are available on the Investor Relations portion of the Company's website at http://www.coldwatercreek.com.

Board Independence

        The Board has determined that six of the eight directors who currently serve on the Company's Board of Directors are "independent" within the meaning of the Nasdaq Stock Market rules. In addition, the Board has determined that each member of the Board's Audit Committee, Compensation Committee and Nominating Committee is independent as required by the rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Stockholder Communications With the Board of Directors

        Stockholders and other interested parties may contact the Board of Directors, or any member of the Board, at the following address:

  Coldwater Creek Board of Directors
  c/o Coldwater Creek Inc.
  One Coldwater Creek Drive
  Sandpoint, ID 83864

Or by e-mail at BoardofDirectors@thecreek.com

        Information about the procedures for contacting the Board of Directors is available on the Investor Relations portion of the Company's website at http://www.coldwatercreek.com.

        Information on the Company's website is not incorporated by reference into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2005, by:

  •
  each person, or group of affiliated persons, known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock;

  •
  each director and nominee for director;

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  The Company's Chief Executive Officer and each of its other four most highly compensated executive officers as of the end of its 2004 fiscal year; and

  •
  all of the Company's current directors and executive officers as a group.

        All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(a)
Dennis Pence(b)(c)	24,376,979	40.17%
Ann Pence(b)(d)	24,376,979	40.17%
Essex Investment Management Company, LLC(e)	3,869,111	6.38%
James R. Alexander(f)	49,378	*
Jerry Gramaglia(g)	45,144	*
Warren R. Hashagen(h)	78,966	*
Curt Hecker(i)	134,994	*
Kay Isaacson-Leibowitz(j)	30,096	*
Robert H. McCall(k)	116,214	*
Georgia Shonk-Simmons(l)	561,681	*
Melvin Dick(m)	106,656	*
Dan Griesemer(n)	127,689	*
Dan Moen(o)	10,125	*
All Directors and Executive Officers as a group (13 persons)(p)	25,678,539	41.47%

*
Less than one percent.

(a)
The information in this table is based upon information furnished to the Company by each director, executive officer and principal stockholder or contained in filings made by these persons with the SEC. The calculation of the percentage of shares beneficially owned is based on 60,678,497 shares of the Company's Common Stock outstanding as of March 31, 2005. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 31, 2005, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(b)
Dennis Pence and Ann Pence divorced in June 2003. They continue to share voting and dispositive power over the shares each of them hold directly pursuant to an informal agreement. This arrangement may be terminated by either of them at any time.

(c)
Includes (a) 11,999,115 shares owned of record by Ann Pence; (b) 326,250 shares owned of record by the JCP Irrevocable Trust; and (c) 90,000 shares owned of record by the Dancing River Foundation over which Mr. Pence disclaims beneficial ownership. Mr. Pence is currently the Company's Chairman and Chief Executive Officer. Mr. Pence has been on the Company's board of directors since 1988 and Chairman since July 1999. His prior positions with the Company include President and Chief Executive Officer from 1988 through 2000, President of its Internet Commerce Division from April 1999 through 2000, and interim Chief Financial Officer and Treasurer from January 5, 2002 to June 3, 2002. Mr. Pence provided executive management services to the Company from June 4, 2002 until he became its Chief Executive Officer on September 26, 2002. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(d)
Includes (a) 11,961,615 shares owned of record by Dennis Pence; (b) 326,250 shares owned of record by the JCP Irrevocable Trust; and (c) 90,000 shares owned of record by the Dancing River Foundation over which Ms. Pence disclaims beneficial ownership. Ms. Pence served on the Company's board of directors from 1988 and as its Vice Chairman from 1999 until her retirement from the board of directors in August 2004. Ms. Pence also served as the Company's Executive Creative Director until September 1, 2002 when she retired. Ms. Pence currently holds the title of Chairman Emeritus. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(e)
Consists of 3,869,111 shares beneficially owned by Essex Investment Management Company, LLC as reported on Form 13G as of December 31, 2004. Address: 125 High Street, 29th Floor, Boston, Massachusetts 02110.

(f)
Includes 47,252 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(g)
Consists of 45,144 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(h)
Consists of 78,966 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(i)
Includes 110,617 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(j)
Consists of 30,096 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(k)
Consists of 116,214 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(l)
Includes 551,813 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(m)
Includes 91,126 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(n)
Consists of 127,689 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(o)
Consists of 10,125 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho, 83864.

(p)
Includes 1,245,232 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose salary and bonus for the 2004 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries. The persons named in the table are hereinafter referred to as the "Named Executive Officers."

Long Term Compensation
		Annual Compensation			Number of Securities Underlying Options
Name & Position	Fiscal Year(1)					All other compensation
		Salary	Bonus
Dennis Pence Chairman of the Board, Secretary and Chief Executive Officer	2004 2003 2002	$700,000 600,000 212,753	$1,315,177 220,500 —		— — —	$6,410 2,343 1,584	(2) (2) (2)
Georgia Shonk-Simmons President and Chief Merchandising Officer	2004 2003 2002	500,000 475,000 416,036	894,500 569,537 251,715	(3) (3) (4)	— — —	5,384 2,785 2,558	(2) (2) (2)
Dan Griesemer Executive Vice President, Sales & Marketing	2004 2003 2002	350,000 270,000 252,572	503,902 185,456 129,253	(5) (5) (5)	56,250 118,125 —	5,142 1,038 —	(2) (2)
Melvin Dick Executive Vice President and Chief Financial Officer	2004 2003 2002	325,000 300,000 202,634	430,752 158,269 25,000	(6) (6)	33,750 84,375 126,563	2,858 1,731 —	(2) (2)
Dan Moen Senior Vice President and Chief Information Officer	2004 2003 2002	222,000 201,185 121,771	210,355 38,312 12,500	(7) (7) (8)	16,875 33,750 —	5,865 6,167 1,046	(2) (2) (2)

(1)
Fiscal year 2002 was an eleven month transitional period as a result of the change in the Company's fiscal year end to the Saturday nearest January 31, effective February 1, 2003.

(2)
Primarily represents matching contributions made by the Company to the Named Executive Officers' accounts under the Company's 401(k) Plan.

(3)
Includes $456,108 and $454,037 of compensation expense accrued by the Company for fiscal year 2004 and 2003, respectively, payable to Ms. Shonk-Simmons under its deferred compensation bonus program described below. See "Compensation Committee Report on Executive Compensation" for further details.

(4)
Represents compensation expense accrued by the Company payable to Ms. Shonk-Simmons under its deferred compensation bonus program described below. See "Compensation Committee Report on Executive Compensation" for further details.

(5)
Includes $83,891, $80,456 and $87,255 of compensation expense accrued by the Company for fiscal year 2004, 2003 and 2002, respectively, payable to Mr. Griesemer under its deferred compensation bonus program described below. See "Compensation Committee Report on Executive Compensation" for further details.

(6)
Includes $75,000 and $62,019 of compensation expense accrued by the Company for fiscal year 2004 and 2003 payable to Mr. Dick under its deferred compensation bonus program as described below. See "Compensation Committee Report on Executive Compensation" for further details.

(7)
Includes $56,250 and $10,417 for compensation expense accrued by the Company for fiscal years 2004 and 2003, respectively, payable to Mr. Moen under its deferred compensation bonus program described below. See "Compensation Committee Report on Executive Compensation" for further details.

(8)
Represents compensation expense accrued by the Company payable to Mr. Moen under its deferred compensation bonus program described below. See "Compensation Committee Report on Executive Compensation" for further details

Deferred Compensation Program

        During fiscal 2002, 2003 and 2004 the Compensation Committee authorized compensation bonus pools for executive employees that, in the aggregate, currently total $2.5 million and the Company's Chief Executive Officer authorized compensation bonus pools for non-executive employees that, in aggregate, currently total $2.0 million. These bonus pools serve as additional incentives to retain certain key employees. The Company is accruing the related compensation expense to each employee on a straight-line basis over the retention periods as it is currently anticipated that the performance criteria specified in the agreements will be met. The total compensation and dates to be paid are summarized as follows:

Description	Amount	Dates to be paid(1)
Named Executive Officers:
Georgia Shonk-Simmons	$1,425,000	September 2005
Dan Griesemer	300,000	September 2005
Melvin Dick	225,000	April 2006
Dan Moen	225,000	May 2007

	$2,175,000

Other Executive Officers
Gerard El Chaar	150,000	April 2006
Duane Huesers	150,000	February 2007

	$300,000
Sixteen non-executive employees	$1,970,000	Oct. 2005 - Dec. 2007

Total	$4,445,000

(1)
The amounts will be paid contingent upon (a) continued employment by the employee through the date of payment, (b) the Company's achievement of earnings equal to at least two-thirds of its plan for the prior fiscal year and (c) satisfactory performance evaluations for the employee.

Option Grants in Last Fiscal Year

        The following table contains information concerning stock options granted to the Named Executive Officers during the fiscal year ended January 29, 2005. All grants were made under the Company's 1996 Stock Option/Stock Issuance Plan. No stock appreciation rights ("SAR") were granted to the Named Executive Officers during the fiscal year ended January 29, 2005.

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
	Number of securities underlying options/SAR granted		% of total options/SAR granted to employees in fiscal year
				Exercise or base price per share(1)	Market price on date of grant
Name						Expiration Date
							5%	10%
Dennis Pence	—		—	—	—	—	—	—
Georgia Shonk-Simmons	—		—	—	—	—	—	—
Dan Griesemer	56,250	(3)(4)	23.2%	$9.48	$9.48	3/31/2014	$335,358	$849,863
Melvin Dick	33,750	(3)(4)	13.9%	9.48	9.48	3/31/2014	201,215	509,918
Dan Moen	16,875	(3)(4)	7.0%	9.48	9.48	3/31/2014	100,607	254,959

(1)
The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3)
The options become exercisable for 20% of the shares upon the optionee's completion of each of the five years of service measured from the grant date.

(4)
The option will become exercisable on an accelerated basis upon liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless the option is assumed by the surviving entity or replaced with a comparable option relating to the shares of capital stock of the acquiring entity or replaced with a cash incentive program that preserves the spread at the time of such transaction and provides for payout over the vesting schedule of such option.

Option Exercises and Holdings

        The following table provides information with respect to the Named Executive Officers concerning exercises of options during fiscal 2004 and unexercised options held as of January 29, 2005. No SARs have been granted to any Named Executive Officer.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of securities underlying unexercised options at fiscal year end		Value of unexercised in-the-money options at fiscal year end(2)
	Number of Shares acquired on exercise
Name		Value realized(1)
			Exercisable	Unexerciseable	Exercisable	Unexerciseable
Dennis Pence	—	—	—	—	—	—
Georgia Shonk-Simmons	81,000	$902,340	475,876	75,937	$7,233,517	$1,125,386
Dan Griesemer	—	—	99,564	201,374	1,441,720	2,629,156
Melvin Dick	—	—	67,501	177,187	937,757	2,349,078
Dan Moen	14,850	150,242	—	60,075	—	798,680

(1)
Based upon the closing selling price of the Common Stock, as reported by the Nasdaq National Market on that date, on the exercise date less the exercise price paid per share.

(2)
Based upon the closing selling price of $18.23 per share on January 29, 2005, as reported by the Nasdaq National Market on that date, less the option exercise price payable per share.

Compensation Committee Report on Executive Compensation

        The Board's Compensation Committee is comprised solely of non-employee, independent directors. Since June 13, 2004, the Compensation Committee has consisted of James R. Alexander (Chairman), Jerry Gramaglia and Warren R. Hashagen. From July 14, 2002 to June 12, 2004, the Compensation Committee consisted of James R. Alexander, Michelle Collins and Curt Hecker (Chairman). The Compensation Committee met ten times during the fiscal year ended January 29, 2005, three times under the chairmanship of Mr. Hecker and seven times under the chairmanship of Mr. Alexander.

        The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer ("CEO") and determining the salaries, bonuses, deferred and other compensation of the CEO and the Company's other executive officers. The Compensation Committee also has the sole and exclusive authority to grant stock options to the Company's executive officers under the 1996 Stock Option/Stock Issuance Plan (the "Plan").

        The policies of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing shareholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus, deferred compensation and stock options.

        The Compensation Committee determines the base salaries for executive officers based upon a review of salary surveys for comparable positions in similar companies. The Compensation Committee may further adjust the salary of an executive officer based upon the Company's overall financial or other performance during the previous year, the executive officer's responsibilities and relative position within the Company during the previous year, including any changes therein, and the executive officer's performance against the objectives established for his or her area of responsibility during the previous year.

        Under the Company's executive incentive program, executive officers may receive a component of their compensation in bonus payments, based on the Compensation Committee's evaluation of the individual's performance and overall corporate performance against financial and other goals. As in prior years, in fiscal 2004 the portion attributable to the Company's performance was determined for each participant based on target levels of revenue growth and EBIT (earnings before interest and taxes) performance. The targets for revenue growth and EBIT are set at the beginning of the fiscal year and are the same for all participants, although award amounts differ by level. If either revenue growth or EBIT does not exceed a minimum level, no bonus will be awarded under the program.

        In awarding stock options, the Compensation Committee considers a number of factors, including an executive officer's responsibilities and relative position within the Company, including any changes therein, the individual performance of the executive officer, the executive officer's existing equity interest in the Company, including stock options held, the extent to which any stock options held remain unvested, and the total number of stock options to be awarded.

        The Company has also entered into retention compensation agreements with each of the current executive officers, other than Mr. Pence. These agreements are designed to encourage retention. The agreements generally provide for a lump-sum cash payment at the end of a three-year performance period, assuming certain performance standards are met. These standards include the individual's continued employment and performance at a "meets expectations" level, and the Company's achievement of a minimum net income target based on its internal business plan.

Compensation of CEO

        The Compensation Committee uses the same procedures described above for other executive officers in setting the annual salary and bonus for the Company's CEO. In light of Mr. Pence's equity holdings, the Committee has not in the past awarded stock options or other equity-based compensation to Mr. Pence. Additionally, Mr. Pence has never been awarded a retention compensation agreement. The Compensation Committee determines the CEO's salary based on factors such as the Company's achievement of operational and financial goals and on comparisons of CEO compensation in similar companies. During fiscal 2004, considering these factors and recognizing Mr. Pence's continued strong leadership and his lack of participation in the Company's equity-based incentive programs, the Committee approved an increase in Mr. Pence's base compensation from $600,000 to $700,000. In fiscal 2004, as in prior years, Mr. Pence participated in the Company's executive incentive program as described above, pursuant to which his incentive pay was determined based on the Company achieving its corporate goals for revenue growth and EBIT and the Compensation Committee's evaluation of his individual performance.

Compliance with Internal Revenue Code Section 162(m).

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based and does not apply to options granted by the Compensation Committee under the Plan at fair market value on the grant date. A portion of the compensation paid to the CEO during the fiscal year ended January 29, 2005 exceeded the $1 million limit. Compensation paid to the Company's other executive officers during the fiscal year ended January 29, 2005 did not exceed the $1 million limit. The Compensation Committee anticipates that non-performance based compensation to be paid to the Company's CEO and its President and Chief Merchandising Officer during the fiscal year ending January 28, 2006 will exceed the $1 million limit. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's other executive officers during the fiscal year ending January 28, 2006 will exceed the $1 million limit. During fiscal 2005, the Compensation Committee recommended amendments to the

Plan, as described under Proposal 2 set forth herein, and approval of the material terms of performance criteria of executive incentive compensation, as described under Proposal 3 set forth herein, to provide the Committee increased flexibility in designing cash and equity-based incentive compensation to qualify as performance-based compensation not subject to the limits on deductibility under Section 162(m). Nevertheless, the Committee may continue to authorize compensation payments that are not deductible if, in its judgment, such payments are necessary to achieve the Company's compensation objectives.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

FROM THE MEMBERS OF THE COMPENSATION COMMITTEE

James R. Alexander
Jerry Gramaglia
Warren R. Hashagen
Curt Hecker

PERFORMANCE GRAPH

        The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock (NASDAQ:CWTR) compared with the cumulative total return, assuming dividend reinvestment, of the Nasdaq Composite Index and the industry peer group indicated below, during the period from March 27, 2000 through January 29, 2005. The Company paid no cash dividends during the periods presented.

Comparison of Five Year Cumulative Total Return*

	2/00	8/00	3/01	8/01	3/02	8/02	2/03	7/03	1/04	7/04	1/05
Coldwater Creek Inc.	$100	$172	$100	$135	$84	$82	$99	$129	$176	$341	$495
Peer Group	$100	$141	$155	$163	$202	$173	$149	$197	$285	$310	$324
Nasdaq Composite Index	$100	$93	$58	$44	$38	$29	$25	$33	$40	$38	$40

*
$100 invested on March 27, 2000 in stock or index including reinvestment of dividends.

Peer Group:	Chicos Inc. (NASDAQ:CHS) Nordstrom, Inc. (NASDAQ:JWN) The J. Jill Group, Inc. (NASDAQ: JILL) Ann Taylor Stores Corp. (NASDAQ:ANN) Talbots, Inc. (NASDAQ:TLB)

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding

Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

Audit Committee Report on the Fiscal Year Ended January 29, 2005

        The information contained in this report shall not be deemed to be soliciting material or filed with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Board's Audit Committee (the "Committee") is comprised solely of independent directors, as defined by the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Since July 15, 2000, the Committee has consisted of James R. Alexander, Curt Hecker and Robert H. McCall (Chairman). On March 27, 2004, Warren R. Hashagen joined the Committee. Michelle Collins, who joined the Committee on November 9, 2002, retired from the Committee on June 12, 2004 when her term as a director expired. The Committee met eight times during the fiscal year ended January 29, 2005. The Committee is governed by a written charter adopted and approved by the Board. The Committee reviews the charter and assesses its adequacy annually. Management is responsible for the Company's internal controls and the financial reporting process.

        The Company's independent registered public accountants for the fiscal year ended January 29, 2005, KPMG LLP, were responsible for performing an independent audit of the Company's consolidated financial statements for the fiscal year ended January 29, 2005 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accountants, as well as the Company's internal auditor, have full access to the Committee and regularly meet with the Committee without management being present to discuss appropriate matters.

        Based on the Committee's review of the audited consolidated financial statements, its discussion with management regarding the audited consolidated financial statements, its review of management's annual report on internal control over financial reporting, its receipt from KPMG LLP of written disclosures and the letter required by Independence Standards Board Standard No. 1, its discussions with KPMG LLP regarding its independence, the audited financial statements, the matters required to be discussed by the Committee with the independent registered public accountants by Statement on Auditing Standards 61, as amended, and other matters, the Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 29, 2005 be included in the Company's Annual Report on Form 10-K for such fiscal year.

FROM THE MEMBERS OF THE AUDIT COMMITTEE

James R. Alexander
Warren R. Hashagen
Curt Hecker
Robert H. McCall

BOARD AND COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Other than that disclosed immediately hereafter, no current executive officer of the Company has ever served as a member of the board of directors, or any committee thereof, of any other entity that has or has had one or more executive officers serving as a member of the Company's Board, or any committee thereof. Since April 2002, Mr. Pence has served on the board of directors of publicly-held Intermountain Community Bancorp, and its wholly-owned subsidiary, Panhandle State Bank.

Mr. Hecker, a member of the Company's Board and a member of its Executive Committee, Audit Committee and Nominating Committee, serves as President, Chief Executive Officer and a Board member of Intermountain Community Bancorp and as Chief Executive Officer and a Board member of Panhandle State Bank. Mr. Hecker served on the Compensation Committee from November 9, 2002 to June 12, 2004.

        Since June 13, 2004, the Compensation Committee consisted of James R. Alexander (Chairman), Warren R. Hashagen and Jerry Gramaglia. From November 9, 2002 to June 12, 2004, the Compensation Committee consisted of James R. Alexander, Michelle Collins and Curt Hecker (Chairman). None of the individuals serving on the Compensation Committee during fiscal year 2004 was an officer or employee of the Company during the fiscal year 2004, was an officer of the Company prior to fiscal year 2004 or had any relationship required to be disclosed by the rules of the SEC under the "Certain Relationships and Related Transactions" heading below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Dennis Pence and Ann Pence personally participate in a jet timeshare program through two entities they own. Mr. Pence is a principal stockholder, director and officer of the Company. Ms. Pence, who was the Vice Chairman of the Company's Board of Directors until August 2004, is a holder of more than five percent of the Company's Common Stock and holds the title of Chairman Emeritus. Mr. Pence and Ms. Pence have not assessed the Company for any portion of the costs incurred by them in connection with the capital equipment component of the program. The entities owned by Mr. Pence and Ms. Pence are reimbursed by the Company for the actual hourly usage charges, a usage-based pro rata share of the actual monthly maintenance fees and a usage-based pro rata portion of the actual financing costs of the timeshare rights in connection with flights by Company employees and directors exclusively for official corporate business. These reimbursements totaled approximately $580,000 during the fiscal year ended January 29, 2005. In addition to providing for a more efficient utilization of executive time, the Company believes that the above reimbursements constituted a savings as compared to the costs which would have been incurred had the Company chartered comparable aircraft.

        On June 14, 2003, the Company's Board of Directors approved a charitable contribution of $100,000 to the Morning Light Foundation, Inc, a not-for-profit chartible organization. Dennis Pence, the Company's Chairman and Chief Executive Officer, is the founder and a Board member of the Morning Light Foundation, Inc.

        Ann Pence retired from her position as a Director of the Company effective August 23, 2004. In connection with her retirement and in recognition of her contributions as co-founder of the Company, she was given the honorary title of Chairman Emeritus, and the Company extended to her certain post-retirement benefits. During the fiscal 2004 third quarter, the Company accrued $200,000 related to these post-retirement benefits. The $200,000 accrual represents the net present value of the expected future benefit costs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for fiscal year 2004 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

ANNUAL REPORT

        The Annual Report of the Company for the fiscal year ended January 29, 2005 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto. Requests for such copies should be directed to Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Investor Relations. Copies of the Company's various SEC reports, including its Annual Report on Form 10-K, are available for immediate retrieval from the SEC's web site ( www.sec.gov) and are available on the Investor Relations portion of the Company's website at www.coldwatercreek.com.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE
1996 STOCK OPTION/STOCK ISSUANCE PLAN

        The Coldwater Creek stockholders are being asked to approve the amendment and restatement of the Coldwater Creek Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan") approved by the Board on March 25, 2005 in order to (i) increase the number of shares available for issuance under the Plan by 1,800,000, (ii) extend the termination date from March 3, 2006 to March 25, 2015, and (iii) make certain other technical amendments to the Plan. The Board approved this amendment and restatement on March 25, 2005, and its effectiveness is subject to stockholder approval at this Annual Stockholders Meeting. The Amended and Restated Stock Option/Stock Issuance Plan will allow the Company to continue to offer meaningful equity incentive packages to officers, non-employee directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of Coldwater Creek. In the judgment of the Board of Directors, grants under the Amended and Restated Stock Option/Stock Issuance Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of the participants with those of the Company's stockholders.

        On the Record Date, 11,225,601 shares of Common Stock were reserved for issuance under the Plan, consisting of 9,425,601 shares reserved under the Plan immediately prior to the Board's approval of the amendment and restatement of the Plan on March 25, 2005, and 1,800,000 additional shares authorized by the Board on March 25, 2005, subject to stockholder approval. On the Record Date, the closing price of the Company's Common Stock was $17.42 per share. Because participation and the types of awards under the Amended and Restated Stock Option/Stock Issuance Plan are subject to the discretion of the Plan Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Amended and Restated Stock Option/Stock Issuance Plan is approved are not currently determinable. On the Record Date, there were seven executive officers, approximately 1,800 full-time employees and six non-employee directors of the Company who were eligible to participate in the Amended and Restated Stock Option/Stock Issuance Plan.

        Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the Amended and Restated Stock Option/Stock Issuance Plan.

        The Board of Directors recommends that stockholders vote FOR the approval of the Amended and Restated Stock Option/Stock Issuance Plan.

Description of the Plan

        A summary of the provisions of the Amended and Restated Stock Option/Stock Issuance Plan is set forth below and is qualified in its entirety by the detailed provisions of the Amended and Restated Stock Option/Stock Issuance Plan, a copy of which is attached as Appendix A to this proxy statement.

General

Equity Incentive Programs

        The Amended and Restated Stock Option/Stock Issuance Plan contains two separate equity incentive programs: (1) a Discretionary Option/SAR Grant Program, under which participants may receive grants of stock options or stock appreciation rights, and (2) a Stock Issuance Program, under which participants may be granted restricted stock, stock units or unrestricted stock.

        The Amended and Restated Stock Option/Stock Issuance Plan terminates the Automatic Grant Program pursuant to which non-employee directors were automatically awarded stock options under the Plan upon their initial election to the Board and annually thereafter. Subsequent to the amendment and restatement of the Plan, awards under the Plan will be made to non-employee directors by resolution of the Board, rather than automatically pursuant to the terms of the Plan.

Administration

        The Amended and Restated Stock Option/Stock Issuance Plan is currently administered by the Compensation Committee of the Board. The Compensation Committee, acting in such administrative capacity (the "Plan Administrator"), will continue to have the authority to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to option grants and other awards made to eligible individuals. The Board will have authority to grant awards under the Amended and Restated Stock Option/Stock Issuance Plan. The Board also has the ability to appoint a secondary committee of one or more directors, including employee directors, to make awards to eligible persons who are not subject to the short-swing liability provisions of the federal securities laws. The Board has authorized a secondary committee, currently comprised of Dennis C. Pence, the Company's Chairman and Chief Executive Officer, to make awards to these persons.

Share Reserve

        We have reserved 11,225,601 shares of Common Stock for issuance under the Amended and Restated Stock Option/Stock Issuance Plan, of which no more than 375,000 shares may be granted to any one participant in the aggregate per calendar year. The shares of Common Stock issuable under the Amended and Restated Stock Option/Stock Issuance Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Amended and Restated Stock Option/Stock Issuance Plan, (2) the maximum number and class of securities for which any one participant may be granted stock options or other award under the Amended and Restated Stock Option/Stock Issuance Plan per calendar year, and (3) the number and class of securities and the exercise price per share in effect under each outstanding option or other award.

        Should an option or other award expire or terminate for any reason prior to exercise in full or be cancelled in accordance with the provisions of the Amended and Restated Stock Option/Stock Issuance Plan, the shares subject to the portion of the option or other award not so exercised or cancelled will be available for subsequent issuance under the Amended and Restated Stock Option/Stock Issuance

Plan. Shares of Common Stock withheld upon issuance to pay any of the exercise price or withholding tax obligations in connection with the exercise of any awards also will not reduce the number of shares available for issuance under the Amended and Restated Stock Option/Stock Issuance Plan.

Eligibility

        Officers and other key employees who render services which contribute to the management, growth and financial success of Coldwater Creek or any of the Company's subsidiaries, non-employee members of the Board and consultants and other independent advisors in the service of Coldwater Creek or any of the Company's subsidiaries will be eligible to participate in the Discretionary Option Grant/SAR and Stock Issuance Programs.

Fair Market Value

        The fair market value per share of Common Stock on any relevant date under the Amended and Restated Stock Option/Stock Issuance Plan will be the closing selling price per share on that date on the Nasdaq National Market. On April 20, 2005, the closing selling price per share was $17.42.

Discretionary Option/SAR Grant Program

        The Plan Administrator will have discretion to grant options or stock appreciation rights, or SARs, under the Discretionary Option/SAR Grant Program. SARs are a right to receive a number of shares or, in the discretion of the Plan Administrator, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Plan Administrator. The participant is not required to pay the exercise price to exercise a SAR.

        The exercise price per share of stock options and SARs will be determined by the Plan Administrator, subject to certain limitations, but in no event shall be less than 100% of the fair market value per share of Common Stock on the grant date. Incentive options granted under the Discretionary Option/SAR Grant Program must have an exercise price per share not less than 110% of the fair market value per share of Common Stock on the grant date if granted to a 10% stockholder.

        No option or SAR will have a term in excess of ten years (or five years in the case of an incentive option granted to a 10% stockholder). Options and SARs will generally become exercisable in a series of installments over the recipient's period of service with the Company. Options and SARs may also become exercisable upon the attainment of performance goals (which may be stated as alternative goals) designated by the Plan Administrator, as discussed below under the heading "Section 162(m) of the Internal Revenue Code". The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any shares underlying options or SARs and, in certain circumstances, may accelerate the vesting of those shares.

        Upon cessation of service, a participant will have a limited period of time in which to exercise his or her outstanding options or SARs for any vested shares for which the option or SAR is exercisable at the time of the participant's termination of service. The Plan Administrator will have complete discretion to extend the period following the participant's cessation of service during which his or her outstanding options or SARs may be exercised and/or to accelerate the exercisability or vesting of such options or SARs in whole or in part. Such discretion may be exercised at any time while the options or SARs remain outstanding, whether before or after the participant's actual cessation of service.

        Upon the occurrence of certain corporate transactions described below, outstanding options and SARs under the Discretionary Option/SAR Grant Program will automatically accelerate in full, to the extent not precluded by any individual award agreement, and unless they are to be assumed by the successor corporation, replaced with comparable options or SARs relating to shares of capital stock of the successor corporation or replaced with a cash incentive program providing for payout in accordance with the same vesting schedule of such options or SARs. To the extent not exercised prior to, or assumed or replaced by the successor corporation in, a corporate transaction, all outstanding options and SARs will terminate immediately following consummation of the corporate transaction. These corporate transactions include (i) a merger or consolidation involving a change in ownership of more than 50% of the Company's outstanding voting stock or (ii) a sale of all or substantially all of the Company's assets in complete liquidation or dissolution of the company. The Plan Administrator will have complete discretion to grant one or more options or SARs under the Discretionary Option/SAR Grant Program which will become exercisable for all or a portion of the underlying shares in the event a participant's service with the Company or the successor corporation is terminated, actually or constructively, within a designated period following any such corporate transaction or other specified change in control transaction in which those options or SARs are assumed or otherwise continued in effect. The Plan Administrator also has discretion to provide for the application of different provisions upon any such corporate transaction or other change in control in any award agreement at the time of grant, or any time thereafter with the consent of the participant.

        The Plan Administrator will also have the authority to cancel outstanding options or SARs under the Discretionary Option/SAR Grant Program and to issue replacement options or SARs for the same or a different number of shares.

Stock Issuance Program

        The Plan Administrator shall have discretion to grant awards of restricted stock or stock units, which may be subject to vesting and other restrictions, or awards of unrestricted stock, which are free from restrictions, under the Stock Issuance Program. Shares of restricted or unrestricted stock may be issued under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash or in consideration for past services rendered to the Company or the Company's subsidiaries. Awards of restricted stock or of stock units may be subject to vesting provisions which lapse over the participant's period of service or upon the attainment of designated performance goals, as described below under the heading "Section 162(m) of the Internal Revenue Code".

        The Plan Administrator will have complete discretion to determine which eligible individuals are to receive such stock issuances or stock unit awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the stock issuance or stock unit award and, in the case of stock units, the time at which vested shares are to be delivered to the participant. In the case of stock units, shares of Common Stock may be delivered at the time of vesting or at such later date as determined by the Plan Administrator. Outstanding awards under the Stock Issuance Program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the vesting or any performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority upon termination of a participant's service to issue shares of Common Stock in satisfaction of one or more outstanding awards as to which the designated vesting or any performance goals are not attained.

        Upon the occurrence of a corporate transaction described above, all unvested shares and stock units under the Stock Issuance Program will immediately vest, and all shares underlying stock units will be delivered to the participant, except to the extent assumed by the successor entity or otherwise precluded in an award agreement. The Plan Administrator will have complete discretion to issue shares that will immediately vest in the event the participant's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following any such corporate transaction or other change in control transaction in which the awards are assumed or otherwise continued in effect. The Plan Administrator also has discretion to provide for the application of different provisions upon any such corporate transaction or other change in control in any award agreement at the time of grant, or any time thereafter with the consent of the participant.

Other Provisions

Stockholder Rights and Transferability

        No participant will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and with respect to shares underlying SARs until such SARs are settled.

        Participants will have full stockholder rights, including the right to vote or receive cash dividends, with respect to any shares of restricted stock issued under the Stock Issuance Program. Participants will not have any stockholder rights with regard to stock unit awards until the shares underlying such stock units are delivered to the participant. However, the Plan Administrator may provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Common Stock subject to a stock unit award if such shares had been outstanding, and may provide for the payment of amounts representing such dividends or for the investment of such amounts on behalf of the participant.

        Options and SARs are not assignable or transferable other than by will or the laws of inheritance following participant's death, and during the participant's lifetime, the option or SAR may only be exercised by the participant. However, non-statutory options may be transferred or assigned during an optionee's lifetime to one or more members of the optionee's immediate family or to a trust established for one or more such family members.

Special Tax Election

        The Plan Administrator may provide one or more holders of awards under the Amended and Restated Stock Option/Stock Issuance Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise or the vesting of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment

        The Board may amend the Amended and Restated Stock Option/Stock Issuance Plan in any or all respects, subject to any stockholder approval required under applicable law or regulation. No amendment may be made to an outstanding option or SAR reducing the exercise price, whether by amending the exercise price or canceling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price, without the approval of the stockholders.

Effective Date and Term

        The Amended and Restated Stock Option/Stock Issuance Plan will be effective as of March 25, 2005, subject to stockholder approval. The Amended and Restated Stock Option/Stock Issuance Plan will terminate on March 25, 2015, unless the term is extended or the Amended and Restated Stock Option/Stock Issuance Plan is terminated prior to such time by the Board.

Federal Income Tax Consequences

        The following discussion summarizes U.S. federal tax treatment of awards granted under the Amended and Restated Stock Option/Stock Issuance Plan under federal laws currently in effect. The rules governing the tax treatment of awards are technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances.

        Stock Options.    Options granted under the Amended and Restated Stock Option/Stock Issuance Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company's Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

        For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee from the date the option is granted through a date within three months before the date of exercise of the option.

        If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company's compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

        Non-Qualified Stock Option.    The grant of an option will not be a taxable event for the Company or the grantee. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable captial gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

        If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

        In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made "incident to divorce" if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

        Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Stock Units.    There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated Stock Option/Stock Issuance Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

        Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights that can only be settled in Common Stock under the Amended and Restated Stock Option/Stock Issuance Plan. Upon exercising a stock-settled stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Cash-settled stock appreciation rights would be treated as deferred compensation based on the current guidance issued under Section 409A of the Internal Revenue Code and would be taxed at the time of vesting. Consequently, the Company does not intend to grant any cash-settled stock appreciation rights unless it is determined that such a grant would not be considered to be deferred compensation.

        Unrestricted Common Stock.    Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code limits the annual deduction that publicly-held companies can take for federal income tax purposes to $1 million for compensation paid to covered executive officers. However, qualified performance-based compensation is excluded from this limitation. The Amended and Restated Stock Option/Stock Issuance Plan permits the Plan Administrator grant awards that are subject to the attainment of one or more performance goals that qualify as performance-based compensation for purposes of Section 162(m). Therefore, these awards will not be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers and, accordingly, should be deductible by the Company without limitation under Section 162(m).

        Compensation attributable to stock options and SARs qualifies as performance-based compensation under Section 162(m) if the grant is made by the Compensation Committee and the compensation is based solely on an increase in the value of the Common Stock after the grant of date. The Company expects these conditions to be satisfied for options granted under the Amended and Restated Stock Option/Stock Issuance Plan.

        For awards other than options and SARs, the Plan Administrator may use one or more of the following business criteria in establishing performance goals: (1) total stockholder return; (2) net income; (3) pretax earnings; (4) earnings before interest expense and taxes; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) cash flow; (16) revenue; and (17) economic profit. A further description of these business criteria, and the application of Section 162(m) of the Internal Revenue Code to awards subject to these criteria, is set forth under the heading "Proposal 3 Approval of the Material Terms of the Performance Criteria for Executive Incentive Compensation" below.

        The following table summarizes the Company's equity compensation plans that have been approved by the stockholders as of January 29, 2005:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1996 Stock Option/Stock Issuance Plan	2,912,391	$4.84	3,019,758	(1)
Employee Stock Purchase Plan	NA	NA	3,200,019	(2)

(1)
Includes an additional 1,800,000 shares of Common Stock authorized for issuance under the Amended and Restated Stock Option/Stock Issuance Plan by the Board on March 25, 2005, subject to stockholder approval at this Annual Meeting.

(2)
On March 25, 2005, the Board of Directors approved the termination of the Employee Stock Purchase Plan effective March 31, 2005.

Vote Required

        The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the 2005 Annual Stockholders Meeting and entitled to vote is required for approval of the Amended and Restated Stock Option/Stock Issuance Plan. Should such stockholder approval not be obtained, then the number of shares of Common Stock available for issuance under the Plan will remain at 1,219,758, the Plan will expire on March 3, 2006 and the provisions of the Plan in effect immediately prior to the Board approval of the Amended and Restated Stock Option/Stock Issuance Plan shall remain in effect.

PROPOSAL 3

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR
EXECUTIVE INCENTIVE COMPENSATION

        We are asking the stockholders to consider and vote upon a proposal to approve the material terms of the performance criteria for the payment of incentive compensation to the Company's most highly compensated executive officers under its incentive award programs and its Stock Option/Stock Issuance Plan. If the stockholders approve this proposal, the compensation paid pursuant to these performance criteria will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code.

        Section 162(m) generally limits the federal income tax business expense deduction taken by a publicly-traded company for annual compensation paid to its chief executive officer and four other most highly compensated officers to $1 million. However, there is no limit on the deductibility of qualified performance-based compensation.

        To qualify as performance-based compensation, it must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the company as a whole, but need not be based on an increase or positive result under the business criteria selected. The Compensation Committee cannot increase the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

        The performance goals (which may be stated as alternative goals) under the Company's incentive award programs or the Company's Stock Option/Stock Issuance Plan will be established in writing by the Compensation Committee for a covered executive officer for each performance period, which is generally a fiscal quarter or fiscal year, and will be based on one or more of the following business criteria: (1) total stockholder return; (2) net income; (3) pretax earnings; (4) earnings before interest expense and taxes ("EBIT"); (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) cash flow; (16) revenue; and (17) economic profit.

        Economic Profit is defined as EBITDA, less income taxes and Capital Charges. Capital Charges means Capital Balances multiplied by a Capital Charge Rate. Capital Balances include net working capital, fixed assets and the present value of operating leases. The Capital Charge Rate is a current long-term approximation of the Company's weighted average cost of capital, which represents the weighted average of the Company's cost of debt and the cost of equity. The weighting is determined by comparing the balance of the Company's debt (acquired debt plus capitalized leases) to the balance of its equity based upon market value.

        The maximum award that may be granted under the Company's incentive award program to any covered executive officer based on attainment of one or more of the foregoing performance goals is $5 million in any calendar year, and $15 million for any other performance period, including a multi-year award.

        On February 12, 2005, the Compensation Committee of the Board approved the 2005 incentive award program for the Company's executive officers under which performance bonuses are to be paid based on two of the business criteria described above: revenue and EBIT. This program is comprised of a quarterly bonus and a semi-annual bonus. The potential individual quarterly bonus amounts differ by level. If either revenue growth or EBIT does not exceed a minimum level, no bonus will be awarded under the program. The semiannual performance bonus is based on the attainment of the same EBIT and revenue growth targets, as well as an executive's individual performance rating. The maximum semi-annual bonus is equal to 90% of the quarterly amounts paid to the executive based on Company performance for the first or second half of the year, as appropriate, and is subject to reduction based on individual performance ratings. Individual performance is assessed at mid-year and again at year end, and each executive is assigned an overall individual performance score. Each executive's performance score corresponds to a predetermined percentage (ranging from 0% to 100%) that is multiplied by the maximum semi-annual bonus amount for the applicable period to determine the amount awarded to that executive. Because the 2005 incentive award program was adopted pursuant to the business performance criteria described above and thereby designed to qualify for deductibility under Section 162(m), payment of bonuses under the 2005 program will be subject to stockholder approval of this Proposal 3.

        We may adopt other incentive award programs for fiscal 2005 and thereafter for one or more of the Company's covered executive officers, including equity incentive awards under its Stock Option/Stock Issuance Plan. The Company expects that payment of such other incentive compensation will be based on one or more of the business criteria described above. However, the Compensation Committee may determine from time to time that it is necessary or appropriate to approve discretionary annual incentive compensation based on other business criteria, or based solely on service, in order to meet the Company's overall objectives in attracting, motivating and retaining its executives. This discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

        The payment and maximum amount of performance-based compensation is contingent upon attaining pre-established performance goals and on the Company's performance for the applicable performance period. In addition, the actual annual incentive compensation to a covered executive officer may reflect the determination by the Compensation Committee to reduce the annual incentive compensation otherwise payable upon attainment of the performance goal. Consequently, the annual incentive compensation that would have been payable in the last fiscal year or that would be payable in the future based on such performance goals cannot be determined.

Vote Required

        The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the 2005 Annual Stockholders Meeting and entitled to vote is required for approval of the material terms of the performance criteria for executive incentive compensation.

        The Board of Directors recommends that stockholders vote FOR Proposal 3 approving the material terms of the performance criteria for payment of annual executive incentive compensation.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The firm of KPMG LLP has served as independent registered public accountants for the Company since the beginning of fiscal 2002. The Audit Committee has appointed KPMG LLP to serve in the same capacity for the fiscal year ending January 28, 2006 and is asking stockholders to ratify the selection of KPMG LLP by the Audit Committee as the Company's independent registered public accountants. The affirmative vote of a majority of the shares present and voting at the meeting is required to ratify the selection of KPMG LLP. In the event that stockholders fail to ratify the selection of KPMG LLP, the Audit Committee would reconsider such selection.

        Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

        The Company's Board recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accountants for the fiscal year ending January 28, 2006.

AUDIT AND NON-AUDIT FEES

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended January 29, 2005 and January 31, 2004, and fees billed by KPMG LLP during those periods.

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$1,006,564	$430,788
Audit Related Fees(2)	18,000	18,000
Tax Fees(3)	—	271,833

Total Fees	$1,024,564	$720,621

(1)
The increase in Audit Fees is primarily due to incremental work performed to comply with the requirements of the Sarbanes-Oxley Act of 2002 as well as work performed related to the Company's May 2004 secondary stock offering.

(2)
Audit Related Fees represent fees billed for audits and other services related to the Company's employee benefit plans.

(3)
The fiscal 2003 Tax Fees represent fees billed for professional services for tax structuring and compliance (including federal, state and local) and include approximately $72,000 in fees for services rendered during fiscal 2002 and billed and paid in fiscal 2003.

        The Audit Committee has considered whether the performance of the above noted services is compatible with maintaining the auditor's independence and has determined that the performance of such services has not adversely affected the auditor's independence

        The Audit Committee shall approve in advance all audit, review or attest engagements and any non-audit services (to the extent permitted under applicable law) and the audit fees and all other compensation to be paid to the independent auditors.

        The Chairman of the Audit Committee has been authorized to pre-approve non-audit related services performed by the Company's independent auditors provided that the Chairman notifies the Audit Committee of any non-audit related services approved under this authority at its next meeting.

The Audit Committee may also adopt pre-approval policies and procedures that are detailed as to the particular service. The Audit Committee shall be promptly informed of all services approved pursuant to any pre-approval policies and procedures

        All services performed by the independent registered public accountants in fiscal year 2004 were pre-approved by the Audit Committee.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,
Dennis C. Pence Chairman of the Board of Directors, Chief Executive Officer and Secretary
May 9, 2005 Sandpoint, Idaho

Appendix A

COLDWATER CREEK INC.
AMENDED AND RESTATED
STOCK OPTION/STOCK ISSUANCE PLAN

(As Amended and Restated March 25, 2005)

ARTICLE ONE
GENERAL

I.     PURPOSE OF THE PLAN

        This Amended and Restated Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Coldwater Creek Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations). The Plan amends and restates in its entirety the Coldwater Creek Inc. 1996 Stock Option/Stock Issuance Plan, as amended, effective as of the date set forth in, and subject to the provisions of, Article IV.

II.    DEFINITIONS

        A.    For purposes of the Plan, the following definitions shall be in effect:

        "Award" means a grant of an Option, Restricted Stock, Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.

        "Award Agreement" means the agreement between the Corporation and an Optionee or the Participant evidencing the grant of an Award under the Plan.

        "Board" means the Corporation's Board of Directors.

        "Change in Control" means a change in ownership or control of the Corporation effected through either of the following transactions:

            (i)  the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

           (ii)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means shares of the Corporation's common stock.

        "Corporate Transaction" means either of the following stockholder-approved transactions to which the Corporation is a party:

            (i)  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii)  the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        "Disability" means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

        "Employee" means an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

        "Exercise Date" means the date on which the Corporation shall have received written notice of the option or SAR exercise.

        "Fair Market Value" means the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

        —If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

        —If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        —If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

        "Incentive Option" means a stock option which satisfies the requirements of Code Section 422.

        "Involuntary Termination" means the termination of any individual's Service which occurs by reason of:

            (i)  such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

           (ii)  such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

        "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).

        "1933 Act" means the Securities Act of 1933, as amended from time to time.

        "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Non-Statutory Option" means a stock option not intended to meet the requirements of Code Section 422.

        "Optionee" means a person to whom an option is granted under the Discretionary Option/SAR Grant Program.

        "Participant" means a person who is granted a SAR under the Discretionary Option/SAR Grant Program or who is granted an Award under the Stock Issuance Program.

        "Plan Administrator" means either the Board, the Primary Committee or a Secondary Committee, to the extent such entity is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

        "Primary Committee" means a committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders.

        "Restricted Stock" means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are subject to restrictions and to a risk of forfeiture.

        "Secondary Committee" means a committee of one or more Board members appointed by the Board to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

        "Section 16 Insiders" means Optionees or Participants who are subject to the reporting and other requirements of Section 16 of the 1934 Act.

        "Service" means the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or Award Agreement.

        "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to the Discretionary Stock/SAR Program.

        "Stock Unit" means a unit awarded to a Participant pursuant to the Stock Issuance Program, which represents a conditional right to receive a share of Common Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

        "10% Stockholder" means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

        "Unrestricted Stock" means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are not subject to a risk of forfeiture.

        B.    The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.  STRUCTURE OF THE PLAN

        A.    Stock Programs.    The Plan shall be divided into two separate components: the Discretionary Option/SAR Grant Program specified in Article Two and the Stock Issuance Program specified in Article Three. The Automatic Option Grant Program under Article Four was terminated immediately prior to the 2005 annual meeting of the Corporation's stockholders. Under the Discretionary Option/SAR Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options or SARs in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be granted Restricted Stock, Stock Units and/or Unrestricted Stock in accordance with the provisions of Article Three.

        B.    General Provisions.    Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option/SAR Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.    ADMINISTRATION OF THE PLAN

        A.    The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

        B.    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option/SAR Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option/SAR Grant and Stock Issuance Programs under its jurisdiction or any grant of an Award thereunder.

V.     ELIGIBLITY

        A.    The persons eligible to participate in the Discretionary Option/SAR Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

            (i)  officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

           (ii)  non-employee members of the Board; and

          (iii)  those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

        B.    A Board member shall not vote as a member of the Board or a member of a committee concerning any award, or amendment of any award, to such Board member pursuant to the Discretionary Option/SAR Grant Program or the Stock Issuance Program, other than an award or amendment that applies uniformly to all non-employee Board members and shall absent himself or herself from the discussion of any such award.

        C.    The Plan Administrator shall have full authority to determine, (i) with respect to the options or SARs granted under the Discretionary Option/SAR Grant Program, which eligible individuals are to receive Awards, the time or times when such Awards are to be granted, the number of shares to be covered by each such Award, in the case of an option grant the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted Award is to become exercisable and the maximum term for which the Award may remain outstanding, and (ii) with respect to the grant of other Awards under the Stock Issuance Program, the type of Award, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.

VI.   STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 11,225,601 shares, which number of authorized shares consists of (i) 9,425,601 shares reserved under the Plan immediately prior to the approval by the Board in March 2005 of the amendment and restatement of the Plan and (ii) 1,800,000 additional shares as authorized by the Board in March 2005 and subject to approval by the stockholders.

        B.    In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options or any other Awards exceed 375,000 shares in the aggregate per calendar year.

        C.    Should one or more outstanding options or other Awards under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option or SAR not so exercised shall be available for subsequent option grants under the Plan. Restricted Stock or Stock Units issued under the Plan and subsequently cancelled or forfeited shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or other Award grants under the Plan. Should the exercise price of an outstanding option or other Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or other Award under the Plan or the vesting or delivery of shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest or are delivered, and not by the net number of shares of Common Stock actually issued to the holder of such option or other Award.

        D.    Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options or other Awards in the aggregate per calendar year, and (iii) the number and/or class of securities and price per share in effect under each option or other Award outstanding under the Plan. Such adjustments to the outstanding options or Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION/SAR GRANT PROGRAM

I.     TERMS AND CONDITIONS OF OPTIONS AND SARS

        Options and SARs granted pursuant to the Discretionary Option/SAR Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, in the case of options be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted SARs or Non-Statutory Options. Each granted option or SAR shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

        A.    Exercise Price.

          1.     The exercise price per share of Common Stock subject to a SAR or Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

          2.     In the case of an option, the exercise price shall become immediately due upon exercise of the option and shall be payable as follows:

              (i)  in cash or check made payable to the Corporation;

             (ii)  in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (iii)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the

    Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. The Corporation shall have the right to use the book entry method of share recordation in lieu of issuing share certificates.

          3.     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date of an option.

          4.     A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the exercise price of the SAR. The Participant is not required to pay the exercise price to exercise a SAR.

        B.    Term and Exercise of Options and SARs.    Each option or SAR granted under this Discretionary Option/SAR Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option or SAR, however, shall have a maximum term in excess of ten (10) years from the grant date.

        During the lifetime of the Optionee, Incentive Options and SARs shall be exercisable only by the Optionee or Participant and shall not be assignable or transferable by the Optionee or Participant other than by will or by the laws of descent and distribution following the Optionee's or Participant's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        C.    Termination of Service.

          1.     Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options or SARs held by the Optionee or Participant at the time of cessation of Service or death:

              (i)  Should the Optionee or Participant cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option and SAR held by such Optionee or Participant is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

             (ii)  Should such Service terminate by reason of Disability, then the period during which each outstanding option and SAR held by the Optionee or Participant is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

            (iii)  Should the Optionee or Participant die while holding one or more outstanding options or SARs, then the period during which each such option or SAR is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's or Participant's death. During such limited period, the option or SAR may be exercised by the personal representative of the Optionee's or Participant's estate or by the person or persons to whom the option or SAR is transferred pursuant to the Optionee's or Participant's will or in accordance with the laws of descent and distribution.

            (iv)  Should the Optionee's or Participant's Service be terminated for Misconduct, then all outstanding options and SARs held by the Optionee or Participant shall terminate immediately and cease to be outstanding.

             (v)  Under no circumstances, however, shall any such option or SAR be exercisable after the specified expiration date of the option or SAR term.

            (vi)  During the applicable post-Service exercise period, the option or SAR may not be exercised in the aggregate for more than the number of vested shares for which the option or SAR is exercisable on the date of the Optionee's or Participant's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option or SAR term, the option or SAR shall terminate and cease to be exercisable for any vested shares for which the option or SAR has not been exercised. However, the option or SAR shall, immediately upon the Optionee's or Participant's cessation of Service for any reason, terminate and cease to be outstanding with respect to any option or SAR shares for which the option or SAR is not at that time exercisable or in which the Optionee or Participant is not otherwise at that time vested.

           (vii)  In the event of an Involuntary Termination following a Corporate Transaction or a Change in Control, the provisions of Section III of this Article Two shall govern the period for which the outstanding options and SARs are to remain exercisable following the Optionee's or Participant's cessation of Service and shall supersede any provisions to the contrary in this Section.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time the option or SAR is granted or at any time while the option or SAR remains outstanding,

          —to extend the period of time for which the option or SAR is to remain exercisable following the Optionee's or Participant's cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option or SAR be exercisable after the specified expiration date of the option or SAR term; and/or

          —to permit one or more options or SARs held by the Optionee or Participant under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option or SAR is exercisable at the time of the Optionee's or Participant's cessation of Service but also with respect to one or more subsequent installments in which the Optionee or Participant would otherwise have vested had such cessation of Service not occurred.

        D.    Stockholder Rights.    An Optionee or Participant shall have no stockholder rights with respect to any shares covered by the option or SAR until such individual shall have exercised the option or SAR, paid the exercise price in the case of an option and become the holder of record of the purchased shares.

II.    INCENTIVE OPTIONS

        Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.

        A.    Dollar Limitation.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

        B.    10% Stockholder.    If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred-ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

        A.    In the event of any Corporate Transaction, each outstanding option and SAR shall automatically accelerate so that each such option and SAR shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and SAR, may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option or SAR shall not so accelerate if and to the extent: (i) such option or SAR is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option or SAR to relating to shares of the capital stock of the successor corporation (or parent thereof), (ii) such option or SAR is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option or SAR shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or SAR (but only to the extent such program would not result in the imposition of excise tax under section 409A of the Code) or (iii) the acceleration of such option or SAR is subject to other limitations imposed by the Plan Administrator at the time of the option or SAR grant. The determination of option and SAR comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

        B.    Immediately following the consummation of the Corporate Transaction, all outstanding options and SARs shall terminate and cease to be outstanding, except to the extent exercised or assumed by the successor corporation (or parent thereof).

        C.    Each option or SAR which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee or Participant in consummation of such Corporate Transaction had the option or SAR been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price under each outstanding option or SAR, provided the aggregate exercise price for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options or SARs and other Awards under the Plan per calendar year.

        D.    The Plan Administrator shall have full power and authority to grant options or SARs under the Discretionary Option/SAR Grant Program which will automatically accelerate in the event the Optionee's or Participant's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of (a) any Change in Control or (b) any Corporate Transaction in which those options or SARs are assumed or replaced and do not otherwise accelerate. Any options or SARs so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option or SAR term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Optionee or Participant, for different provisions to apply to an Award in place of those described in this Section III of Article Two.

        E.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        F.     The outstanding options and SARs shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.     TERMS AND CONDITIONS OF AWARDS OTHER THAN OPTIONS AND SARS

        In addition to options and SARs, awards of Restricted Stock, Stock Units and Unrestricted Stock may be granted under the Plan. The terms of such Awards shall be set forth in the applicable Award Agreement approved by the Plan Administrator, and shall be consistent with the following conditions:

        A.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation, or (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

        B.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. In the case of Stock Units, delivery of shares may be made at the time of vesting, or at such later date as is specified by the Plan Administrator. The elements of the vesting schedule applicable to any Restricted Stock or Stock Units issued under the Stock Issuance Program, namely:

            (i)  the Service period to be completed by the Participant or the performance objectives to be attained,

           (ii)  the number of installments in which the shares are to vest,

          (iii)  the interval or intervals (if any) which are to lapse between installments,

          (iv)  the time at which vested shares shall be delivered to the Participant in the case of Stock Units; and

           (v)  the effect which death, Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Award Agreement.

        In the case of an Award, other than an Option or SAR, intended to quality as "performance-based compensation" under Section 162(m) of the Code, vesting of such Award shall be contingent on the satisfaction of one or more of the stockholder-approved business criteria listed in the Material Terms for Payment of Executive Incentive Compensation approved by the Board on February 12, 2005 (as may be amended from time to time by the Board, subject to stockholder approval as necessary).

        C.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        D.    The Participant shall have full stockholder rights with respect to any Restricted Stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such Restricted Stock and to receive any cash dividends paid on such Restricted Stock.

        E.    The Participant shall not have any stockholder rights with regard to the grant of Stock Units, including the right to vote and to receive any cash dividends, until the shares underlying such Stock Units are delivered to the Participant. However, the Plan Administrator may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Common Stock subject to an Award of Stock Units if such shares of Common Stock had been outstanding. Without limitation, the Plan Administrator may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

        F.     Should the Participant cease to remain in Service while holding one or more shares of Restricted Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The Award Agreement evidencing a grant of Stock Units shall set forth the effect of a termination of Service on an outstanding grant of Stock Units.

        G.    The Plan Administrator shall have full power and authority, exercisable upon a Participant's termination of Service, to waive the surrender and cancellation of any or all Restricted Stock or Stock Units (or other assets attributable thereto) at the time held by that Participant, if the Plan Administrator determines such waiver to be an appropriate severance benefit for the Participant.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

        A.    All Restricted Stock and Stock Units shall immediately vest in full and all shares underlying Stock Units shall be delivered to the Participant, in the event of any Corporate Transaction, except to the extent (i) the Restricted Stock and Stock Units are assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

        B.    The Plan Administrator shall have the discretionary authority to structure Restricted Stock and Stock Units such that the Awards vest in full (and the shares underlying the Stock Units are delivered) in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of (i) any Change in Control or (ii) any Corporate Transaction in which the Awards are assumed by a successor corporation (or parent thereof). Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in this Section II of Article Three.

III.  SHARE ESCROW/LEGENDS

        Restricted Stock may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares. The book entry method of share recordation may also be used in lieu of issuing share certificates in the discretion of the Plan Administrator.

ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM

        The Automatic Option Grant Program shall terminate immediately prior to the 2005 Annual Meeting of the Corporation's stockholders. Options previously granted under the Automatic Option Grant Program will continue to be governed by the terms and conditions of Article Four of the Plan in effect immediately prior to the time the Board approved the March 2005 amendment and restatement, and the general provisions of Article One and Article Five.

ARTICLE FIVE
MISCELLANEOUS

I.     RESERVED.

II.    AMENDMENT OF THE PLAN AND AWARDS

        The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or other Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. In addition, no amendment or modification may be made to an outstanding option or SAR which reduces the option exercise price or SAR exercise price, either by lowering the option exercise price or SAR exercise price or by canceling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price without the approval of the stockholders of the Corporation, provided, that, this shall not preclude the Plan Administrator from making appropriate adjustments to outstanding options and SARs in connection with a corporate transaction such as a stock split.

III.  TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or other Awards for such shares or the vesting of Awards under the Plan shall be subject to the satisfaction by the Participant of all applicable Federal, state and local income tax and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment withholding tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

        —The holder of the Awards may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise or the vesting of an Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        —The Plan Administrator may, in its discretion, provide the holder of the Option or other Award with the election to deliver to the Corporation, at the time the Award is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.    EFFECTIVE DATE AND TERM OF PLAN

        A.    The Plan was amended and restated by the Board on March 25, 2005 to increase the shares authorized for issuance under the Plan, terminate the Automatic Grant Program, provide for the grant of additional types of Awards hereunder and amend certain other provisions of the Plan. If the Corporation's stockholders do not approve the March 25, 2005 amendment and restatement, then the provisions of the Plan as in effect immediately prior to the time the Board approved the March 25, 2005 amendment and restatement shall remain in effect, and option grants and direct stock issuances may continue to be made pursuant to those provisions of the Plan.

        B.    Unless earlier termination by the Board, the Plan shall terminate on March 25, 2015. All Awards outstanding on the date the Plan terminates shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

V.     REGULATORY APPROVALS

        The implementation of the Plan and the granting of any option or other Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options or other Awards granted under it, and the Common Stock issued pursuant to it.

VI.   USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or other Awards under the Plan shall be used for general corporate purposes.

VII. NO EMPLOYMENT/SERVICE RIGHTS

        Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VIII. MISCELLANEOUS PROVISIONS

        A.    Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

        B.    The Plan shall be governed by the laws of the State of Idaho without regard to that State's conflict-of-laws rules.

        C.    The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

        D.    To the extent that the Plan Administrator determines that a Participant would be subject to additional tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Award, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Plan Administrator shall determine the nature and scope of such amendment.

        E.    Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by an Optionee or Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee or Participant (including groups or classes of Optionees or Participants or beneficiaries of which the Optionee or Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee or Participant (a "Benefit Arrangement"), if the Optionee or Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any option, Restricted Stock or Stock Unit held by that Optionee or Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested:

            (i)  to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee or Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee or Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and

           (ii)  if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee or Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee or Participant without causing any such payment or benefit to be considered a Parachute Payment.

        In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee or Participant under any Other Agreement or any Benefit Arrangement would cause the Optionee or Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee or Participant as described in clause (ii) of the preceding sentence, then the Optionee or Participant shall have the right, in the Optionee's or Participant's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee or Participant under this Plan be deemed to be a Parachute Payment.

*    *    *    *    *

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COLDWATER CREEK INC.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 11, 2005 and the Proxy Statement and appoints Dennis C. Pence and Melvin Dick, and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Coldwater Creek Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 11, 2005 at 9:30 a.m. local time and at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Mark here for Address Change or Comments ☐
 PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals Nos. 1, 2, 3 and 4. This Proxy, when properly executed, will be voted as specified hereon. This Proxy will be voted FOR proposals Nos. 1, 2, 3 and 4 if no specification is made.

		FOR all nominees (except as listed to contrary below)	WITHHOLD AUTHORITY to vote for all nominees
ITEM 1.	Election of directors:	☐	☐
Nominee: 01 Curt Hecker, 02 Georgia Shonk-Simmons
		FOR	AGAINST	ABSTAIN
ITEM 2.	To approve an amendment and restatement of the Company's 1996 Stock Option/Stock Issuance Plan.	☐	☐	☐
ITEM 3.	To approve the material terms of the performance criteria for executive incentive compensation.	☐	☐	☐
ITEM 4.	To ratify the appointment of KPMG LLP as independent registered public accountants of the Company for the fiscal year ending January 28, 2006.	☐	☐	☐

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Instructions: To withhold authority to vote for any individual nominee(s) write the Name(s) of the nominee(s) on the line below.)

Signature	Signature	Date

NOTE: Please complete, sign and date this proxy and return promptly in the enclosed envelope.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

VOTING RIGHTS AND SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
DIRECTOR REMUNERATION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
FROM THE MEMBERS OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
Comparison of Five Year Cumulative Total Return
BOARD AND COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
PROPOSAL 2 AMENDMENT AND RESTATEMENT OF THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN
Description of the Plan
General
Discretionary Option/SAR Grant Program
Stock Issuance Program
Other Provisions
Federal Income Tax Consequences
Equity Compensation Plan Information
Vote Required
PROPOSAL 3 APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR EXECUTIVE INCENTIVE COMPENSATION
Vote Required
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT AND NON-AUDIT FEES
OTHER MATTERS
  Appendix A
COLDWATER CREEK INC. AMENDED AND RESTATED STOCK OPTION/STOCK ISSUANCE PLAN
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS COLDWATER CREEK INC.